As filed with the Securities and Exchange Commission on June 12, 2017

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-5188065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
60 Hempstead Avenue, West Hempstead, New York	11552
(Address of Principal Executive Offices)	(Zip Code)

GTJ REIT, Inc. 2017 Incentive Award Plan

(Full title of the plan)

Paul A. Cooper

Chief Executive Officer

GTJ REIT, Inc.

60 Hempstead Avenue,
West Hempstead, New York 11552

(Name and address of agent for service)

(516) 693-5500

(Telephone number, including area code, of agent for service)

Copies to:

Tonya Mitchem Grindon, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street, Suite 800

Nashville, Tennessee 37201

(615) 726-5607

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐ Non-accelerated filer☐ (Do not check if a smaller reporting company)	Accelerated filer☐ Smaller reporting company☒ Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.0001 per share	2,000,000 shares	$4.55	$9,100,000	$1,054.69

_________________________

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock as may be issued under the GTJ REIT, Inc. 2017 Incentive Award Plan to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based on the book value of the registrant’s common stock as of March 31, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2017 Incentive Award Plan (the “Plan”) of GTJ REIT, Inc. (the “Registrant,” “we”, “us,” “our”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall provide to participants in the Plan, without charge, copies of documents referenced in Item 3 of Part II hereof or required to be delivered to employees pursuant to Rule 428(b), upon written or oral request.  Requests for copies of such documents can be directed to Louis Sheinker, Secretary, 60 Hempstead Avenue, West Hempstead, New York, 11552, (516) 693-5500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on March 29, 2017 (as amended on March 30, 2017);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the Commission on May 12, 2017;
(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2017 (as amended on January 24, 2017) and May 15, 2017; and
(c)

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall (with the exception of information that is deemed “furnished” rather than “filed, which information shall not be deemed to be incorporated by reference herein or to be a part of this Registration Statement) be deemed to be a part hereof from the dates of filing of such reports and documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or any Prospectus hereunder to the extent that a statement contained in any subsequent Prospectus hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or any Prospectus hereunder.

Item 4. Description of Securities.

Introduction

The following description of our capital stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents, which are incorporated by reference as exhibits to this Registration Statement.

Our common stock

Under our charter, we have 100,000,000 authorized shares of common stock, $0.0001 par value per share, available for issuance. As of June 12, 2017, there were 13,676,811 shares of our common stock issued and outstanding. The common stock offered pursuant to the Plan, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible.

Holders of our common stock:

•

are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•

are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, redemption or appraisal rights or preemptive rights to subscribe for any of our securities.

Except as otherwise provided, all shares of our common stock will have equal voting rights. Our stockholders do not have cumulative voting rights. A majority of our stockholders present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

Our charter provides that we may not, without the affirmative vote of stockholders holding at least a majority of all the shares entitled to vote on the matter:

•

amend our charter, except for amendments with respect to classifications and reclassifications of our capital stock and increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series;

•	sell or otherwise dispose of all or substantially all of our assets except as permitted by law;

•	cause a merger or reorganization of our company except as permitted by law; or

•	dissolve or liquidate our company except as permitted by law.

Further, only stockholders holding two-thirds of the outstanding voting stock may remove a director for cause and only at a meeting of the stockholders called for that purpose. Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be filed with our secretary before or at the time of the meeting. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Our preferred stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 10,000,000 shares of preferred stock, $0.0001 par value, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. We have designated 500,000 shares of preferred stock as Series A preferred stock, $0.0001 par value per share. In addition, we have designated 6,500,000 shares of preferred stock as Series B preferred stock, $0.0001 par value per share. As of June 12, 2017, there were no shares of our preferred stock issued and outstanding, and we have no present plans to issue any shares of preferred stock. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.

Issuance by us of additional securities and debt instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of our stockholders. We may issue debt obligations with conversion privileges on such terms and conditions as the board of directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the board of directors deem advisable subject to certain restrictions in our charter, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, upon approval of the entire board of directors and without action by the stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on ownership and transfer of our common stock

In order to continue to qualify as a real estate investment trust (“REIT”) under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer persons, as defined in the federal tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal tax laws, (i) more than 9.9% of each class or series of our capital stock, including the common stock; or (ii) such amount of our capital stock as would result in (1) our capital stock being beneficially owned by fewer than 100 persons; (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws; or (3) our company otherwise failing to qualify as a REIT for federal tax purposes.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution, will be null and void. Any transfer of shares, which would otherwise result in ownership in violation of the ownership limits described in the preceding paragraph would result in such shares being transferred automatically to a trust effective on the day before the purported transfer of such shares. The beneficiary of the trust will be one or more charitable organizations that are named by our company. In addition, we may redeem shares upon the terms and conditions specified by our board of directors in its sole discretion if our board of directors determines that ownership or a transfer or other event may violate the ownership restrictions described above.

The shares transferred to the trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares held in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in the violation of one or more ownership limitations.

The prohibited owner generally will receive from the trustee the lesser of:

(1) the price per share such prohibited owner paid for the shares; or

(2) the price per share received by the trustee from the sale of such shares held in the trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

The shares held in the trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

(1) the price per share in the transaction that created such shares-in-trust; or

(2) the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer until the trustee has sold such shares.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal tax laws, of our outstanding shares of stock, then you must, within 30 days after the close of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits.

The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in an offering of such shares. In addition, our board of directors may exempt a person from the ownership limits subject to the terms and conditions in our charter, and prior to granting such exemption, may require receipt of a ruling from the Internal Revenue Service or an opinion of counsel and may impose such other conditions as our board of directors may direct. However, the ownership limits will continue to apply until our board of directors determines that it is no longer in the best interests of our company to continue to qualify as a REIT.

All certificates representing our common or preferred shares, if any, will bear a legend referring to the restrictions described above.

The ownership limits in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, or affiliate of our company against any or all losses or liabilities reasonably incurred by such person in connection with or by reason of any act or omission performed or omitted to be performed on behalf of our company in such capacity, provided, that such person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of our company. Our charter further provides that we shall not indemnify or hold harmless a director, officer, employee, agent, or affiliate of our company if: (a) such person is a director (other than an independent director) or an affiliate and the loss or liability was the result of negligence or misconduct by such person, or (b) such person is an independent director and the loss or liability was the result of gross negligence or willful misconduct by such person. Any indemnification of expenses or agreement to hold harmless may be paid only out of the our net assets, and no portion may be recoverable from our stockholders. Our charter also provides that we shall not indemnify or hold harmless a director, officer, employee, agent, or affiliate of our company if it is established that:

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the party seeking indemnification actually received an improper personal benefit in money, property or services;

•	in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of our company, the party seeking indemnification shall have been adjudged to be liable to us.

The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits us from providing indemnification arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•

a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.  Our charter provides that we will pay or reimburse reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•

the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•

the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

We maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

The indemnification provided in our charter is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hempstead, State of New York, on the 12th day of June, 2017.

GTJ REIT, INC.

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Paul A. Cooper and Louis Sheinker, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within Registration Statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul A. Cooper	Chairman, Chief Executive Officer	June 12, 2017
Paul A. Cooper	and Director (Principal Executive Officer)

/s/ Ben Zimmerman	Chief Financial Officer and Treasurer	June 12, 2017
Ben Zimmerman	(Principal Financial and Accounting Officer)

/s/ Louis Sheinker	President, Chief Operating Officer,	June 12, 2017
Louis Sheinker	Secretary and Director

/s/ Douglas A. Cooper	Director	June 12, 2017
Douglas A. Cooper

/s/ Joseph F. Barone	Director	June 12, 2017
Joseph F. Barone

/s/ John J. Leahy	Director	June 12, 2017
John J. Leahy

/s/ Stanley R. Perla	Director	June 12, 2017
Stanley R. Perla

/s/ Donald M. Schaeffer	Director	June 12, 2017
Donald M. Schaeffer

/s/ Harvey I. Schneider	Director	June 12, 2017
Harvey I. Schneider

GTJ REIT, INC. REGISTRATION STATEMENT ON FORM S-8 EXHIBIT INDEX

Exhibit No.	Description
4.1

Form of Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1(a) to Amendment No. 1 to Form S-11 Registration Statement (No. 333-136110), filed with the Commission on October 19, 2006)

4.2(a)	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to Form S-11 Registration Statement (No. 333-136110), filed with the Commission on July 28, 2006)
4.2(b)

Amendment to Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on May 1, 2008)

4.2(c)	Amendment to Bylaws of the Registrant (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 8, 2015)
4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Form S-11 Registration Statement (No. 333-136110), filed with the Commission on July 28, 2006)
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1	GTJ REIT, Inc. 2017 Incentive Award Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Duff & Phelps, LLC
23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages of this Form S-8)